14.YoB + + Exhibit 99.2

` Q3 2026 Shareholder Letter 1

Q3 2026 Shareholder Letter 2

Third Quarter 2026 Key Results Q3’26 Actual Q3’26 Guidance (Issued 8/5/26) Revenue $124.4 million 8% y/y $118 - $124 million 3% - 8% y/y Quarterly Paid Employers1 73.9K 10% y/y Revenue per Paid Employer1 $1,683 (2)% y/y Gross Margin 90% Net Income (Loss) $5.1 million Net Income (Loss) Margin 4% Adjusted EBITDA1 $20.8 million $13 - $19 million Adjusted EBITDA Margin1 17% 11% - 15% 1 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q3 2026 Shareholder Letter 3

To Our Shareholders ZipRecruiter’s momentum continued to accelerate in the third quarter as we grew revenue and expanded profitability year-over-year. Q3 revenue grew 8% year-over-year to $124.4 million, driven by product improvements that fueled growth in Quarterly Paid Employers. Net income was $5.1 million, a net income margin of 4%, and Adjusted EBITDA was $20.8 million, an Adjusted EBITDA margin of 17%, representing 9 percentage points of expansion year-over-year. Our updated 2026 full-year revenue outlook is 4 to 5% year-over-year growth, and Adjusted EBITDA margin of 13 to 14%, reflecting stronger than expected growth and profitability. Increase in Conversations Drove Q3 Growth Our product strategy is simple: increase the number of conversations between job seekers and employers. Conversations are highly correlated with job seeker satisfaction and job seekers’ long-term usage of ZipRecruiter. Conversations are also highly correlated with employer satisfaction and likelihood to post more jobs. While hires and quits in the U.S. remained relatively flat year-over-year and quarter-over-quarter,2 ZipRecruiter product improvements aimed at increasing conversations have accelerated revenue and pushed marketplace engagement metrics to all-time highs. Q3 Job Seeker Engagement Highlights: ● Job seekers who applied to at least one job grew 10% year-over-year ● Average applications per job seeker increased 24% year-over-year ● Qualified applications3 increased 49% quarter-over-quarter Q3 Employer Engagement Highlights: ● Employer response rate per application tripled year-over-year ● Quarterly Paid Employers grew 10% year-over-year and 5% quarter-over-quarter ○ Strength was broad-based across new employers, reactivations, and retention 3 We define a qualified application as one where our AI-powered matching technology determines the candidate’s resume and profile meet the key job description requirements. 2 Source: U.S. Bureau of Labor Statistics, Total hires and quits, Q3’25 & Q2’26-Q3’26 (Data as of November 3, 2026) Q3 2026 Shareholder Letter 4

## Q3 Product Highlights

### *Increasing Traffic from AI Platforms*

After launching direct integrations with both Claude and ChatGPT earlier in 2026, traffic from AI platforms nearly doubled year-over-year. AI platforms have emerged as a rapidly growing channel and job seekers who come from this channel have demonstrated high engagement relative to all other ZipRecruiter traffic sources.

### *Improvements to Search and Matching*

Our next-generation AI-powered search and matching engine, launched in Q1, is trained on more than 15 years of proprietary engagement data between employers and job seekers. Because our model learns from both sides of the marketplace, it can help predict not only which jobs a job seeker will be interested in, but also the jobs for which they have the highest probability of getting a response.

We've continued to refine the engine every quarter since launch, and the gains are compounding. In Q3, qualified applications grew 49% quarter-over-quarter, building on 34% quarter-over-quarter growth in Q2. The persistent rise in qualified applicants is one of the factors driving up employer engagement. In Q3, employer response rate per application tripled year-over-year, accelerating from the doubling we reported in Q2.

### *Improvements to Be Seen First*

In January, we launched "Be Seen First," which showcases qualified candidates who demonstrate the seriousness of their interest by writing a message to the employer explaining why they applied. **Be Seen First is now used by 9% of applicants and those applicants are 2.5x more likely to receive a message from an employer** than those using traditional applications.


BE SEEN FIRST
Elisa Hill
Very Interested
John Carter
Customer Service Representative at
Leslie Neil

In Q3, we added a new feature to "Be Seen First" that prompts these candidates to follow up with employers after applying. Job seekers who used the new feature exchanged over 4.5x more messages with employers versus those who did not[4]. "Be Seen First" is increasing the number of

[4] ZipRecruiter internal data, 8/18/26 to 8/31/26

Q3 2026 Shareholder Letter 5

conversations on ZipRecruiter and, we believe, creating more meaningful interactions between job seekers and employers. Performance-Based Revenue Momentum Performance-based revenue grew 13% year-over-year and 10% quarter-over-quarter. Enterprise adoption of our automated campaign performance solutions increased 23% year-over-year. These tools make employer campaigns more efficient and deliver higher-quality candidates. We believe that as campaigns perform better, employers will invest more with us, contributing to sustained growth in performance-based revenue over time. Brand and Marketing as a Competitive Advantage Since our founding, we’ve invested more than a billion dollars in marketing. Today, ZipRecruiter is a household name, with over 80% aided brand awareness5. We believe our brand has become part of the zeitgeist as evidenced by numerous unpaid mentions in both scripted and unscripted television, radio shows, political interviews, comedy roasts, and even the Sunday crossword puzzle. Our multi-channel marketing expertise brings job seekers and employers to our platform where the product then turns those visits into conversations. In Q3: ● Sales and marketing expenses were down 1% year-over-year ● Quarterly Paid Employers were up 10% year-over-year ● Job seekers applying to at least one job were up 10% year-over-year Our most recent commercial campaign, the ZipRecrooners, introduced a jingle which is now included in the majority of ads we run across television, radio, satellite radio, podcasts, social media, and YouTube. The jingle increases recall of the ZipRecruiter brand and is one of many contributors to our improving marketing efficiency. 5 Based on our ZipRecruiter Employer Brand Awareness Survey, 2026, an internal company-designed survey of 663 participants, which included (1) certain persons who had been involved in hiring processes and had used, or intend to use, online job posting websites within the preceding two years in connection with such hiring processes, (2) decision makers at hiring sites or systems, or influencers in the process of hiring candidates and (3) business owners, human resource managers, and non-human resources managers for U.S. based companies with up to 500 employees. Q3 2026 Shareholder Letter 6

Looking Ahead Every decision we make is guided by our mission to actively connect people to their next great opportunity. We believe driving real conversations between real people is the key reason we are growing again despite a low-hire, low-fire market. As AI reshapes how people look for work, we are betting the platform that wins will be the one that delivers human-to-human connections for both job seekers and employers. That vision defines our roadmap, and we believe we are just getting started. _____________________ ________________________ _____________________ Ian Siegel   David Travers Carmen Chan Chief Executive Officer President    Chief Financial Officer Q3 2026 Shareholder Letter 7

Q3’26 Financial Discussion Revenue Revenue for Q3’26 was $124.4 million, up 8% year-over-year and up 5% quarter-over-quarter. The year-over-year and quarter-over-quarter increases were driven primarily by a higher number of Quarterly Paid Employers and increased job-posting activity due to product improvements that drove increased engagement on both sides of our marketplace. Continued investments in our automated campaign performance solutions and other programmatic tools that optimize hiring spend and outcomes for larger customers contributed to a 13% year-over-year and 10% quarter-over-quarter increase in performance-based revenue. Quarterly Paid Employers We ended Q3’26 with 73,929 Quarterly Paid Employers, representing a 10% increase year-over-year and a 5% increase quarter-over-quarter. This was our highest count of Quarterly Paid Employers since Q3’23. We saw growth in both new and returning employers, along with stronger retention of existing employers, as our product improvements continue to resonate with employers of all sizes and industries.  Revenue per Paid Employer Revenue per Paid Employer for Q3’26 was $1,683, down 2% year-over-year and up 1% quarter-over-quarter. The year-over-year decrease is primarily a function of higher growth in Quarterly Paid Employers this quarter versus Q3’25, some of which only contributed revenue for a portion of the quarter, driving down Revenue per Paid Employer in Q3. The quarter-over-quarter increase was primarily driven by performance-based revenue making up a higher mix of total revenue, growing from 24% in Q2’26 to 25% in Q3’26. Q3 2026 Shareholder Letter 8

Gross Profit and Margin Gross profit for Q3’26 was $111.8 million, up 9% year-over-year and up 6% quarter-over-quarter. The increases year-over-year and quarter-over-quarter were driven by higher revenue. Gross margin for Q3’26 increased to 90%, compared to 89% in Q2’26 and Q3’25. Operating Expenses Total operating expenses for Q3’26 were $100.9 million, compared to $107.5 million in Q3’25 and $101.3 million in Q2’26. Total operating expenses decreased year-over-year, primarily due to lower stock-based compensation and personnel-related expenses from lower R&D headcount. Total operating expenses remained roughly flat quarter-over-quarter despite 5% higher revenue quarter-over-quarter, as we continue to gain operating leverage from across the business. Sales and Marketing (S&M) expenses were $59.3 million in Q3’26, or 48% of revenue, compared to $60.0 million, or 52% of revenue, in Q3’25, and $58.9 million, or 50% of revenue, in Q2’26. On a dollar basis, the year-over-year decrease was driven by lower stock-based compensation. Meanwhile, S&M expenses increased slightly on a quarter-over-quarter basis as we continued to invest in high-ROI marketing campaigns. Research and Development (R&D) expenses were $25.3 million in Q3’26, or 20% of revenue, compared to $30.9 million, or 27% of revenue, in Q3’25, and $26.4 million, or 22% of revenue, in Q2’26. R&D spend decreased year-over-year due to lower personnel-related expenses and stock-based compensation from reduced headcount, while AI-powered development tools have increased engineering productivity. R&D spend decreased quarter-over-quarter due to lower T&E and other R&D expenses. Q3 2026 Shareholder Letter 9

GAAP G&A Expense
% of Revenue


15%
14%
15%
14%
13%
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Adjusted EBITDA Margin


8%
15%
9%
12%
17%
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

**General and Administrative (G&A)** expenses were $16.2 million in Q3'26, or 13% of revenue, compared to $16.7 million, or 15% of revenue, in Q3'25, and $16.0 million, or 14% of revenue, in Q2'26. G&A expenses remained roughly flat year-over-year and quarter-over-quarter.

## Net Income (Loss) and Adjusted EBITDA

Net income in Q3'26 was $5.1 million, or 4% net income margin, compared to net loss of $(9.8) million in Q3'25 and net income of $43.4 million in Q2'26, equating to (9)% and 37% net income (loss) margins, respectively. On a year-over-year basis, net income increased primarily due to higher revenue and lower operating expenses. Meanwhile, net income decreased quarter-over-quarter due to the gain on debt extinguishment from the June 2026 partial repurchase of our 5% senior unsecured notes due 2030.

Adjusted EBITDA was $20.8 million, equating to an Adjusted EBITDA margin of 17%, in Q3'26, compared to $9.2 million, with a margin of 8%, in Q3'25, and $14.6 million, with a margin of 12%, in Q2'26. Adjusted EBITDA and Adjusted EBITDA margin grew on a year-over-year and quarter-over-quarter basis as a result of both higher revenue and our continued cost discipline.

Cash, Cash Equivalents & Marketable Securities ($ in millions)


$411.0
$409.1
$393.5
$173.8
$174.7
Sep-25
Dec-25
Mar-26
Jun-26
Sep-26

## Balance Sheet

As of September 30, 2026, we had $174.7 million of cash, cash equivalents and marketable securities. Net cash provided by operating activities for the three months ended September 30, 2026 was $15.3 million.

As of September 30, 2026, ZipRecruiter had a fully diluted capitalization[6] of 90 million shares of Class A common stock and Class B common stock. In Q3'26, we repurchased 1.0 million shares for an aggregate purchase price of $4.5 million. As of September 30, 2026, the remaining amount available to repurchase under our $750.0 million share repurchase program was $107.3 million.

[6] This fully diluted capitalization share count includes all (a) shares of Class A common stock and Class B common stock outstanding and (b) shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

Q3 2026 Shareholder Letter
10

Financial Outlook Q4’26 Guidance Revenue $118 - $122 million 6% - 9% y/y Adjusted EBITDA7 Adjusted EBITDA margin $16 - $20 million 14% - 16% Revenue ● We expect Q4 revenue in the range of $118 million to $122 million, representing 6 to 9% year-over-year growth. This outlook assumes the product momentum driven by our conversations strategy continues in Q4, partially offset by a typical seasonal slowdown in hiring. ● This implies full-year revenue of $468 million to $472 million, up 4 to 5% year-over-year. This range exceeds the flat revenue outlook we provided at the start of the year. Adjusted EBITDA ● We expect Q4 Adjusted EBITDA in the range of $16 million to $20 million, representing 14 to 16% Adjusted EBITDA margin. Our outlook assumes sustained investment in sales and marketing, supported by the momentum in the business. We plan to continue to manage spending in a disciplined manner, adjusting investment based on ROI, with the level of investment ultimately determining our margin performance. ● This implies full-year Adjusted EBITDA of $61 million to $65 million, or an Adjusted EBITDA margin of 13 to 14%, representing a meaningful expansion from 9% in 2025. This reflects operating leverage as we grow as well as continued cost discipline across the organization. 7 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q3 2026 Shareholder Letter 11

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market share; statements under the section titled “Financial Outlook”; statements regarding our financial performance showing signs of momentum and our expected financial performance and operational performance for the fourth quarter of 2026 and fiscal year 2026; statements regarding our expected future revenue growth, Adjusted EBITDA profitability and key strategies and investments; statements regarding the effects of seasonal trends on our results of operations; statements regarding the broader labor market; statements regarding our new products or product improvements, including, but not limited to, conversations, including their expected impact on revenue, our next generation AI-powered search and matching engine, our automated campaign performance solutions, and Be Seen First and the use of artificial intelligence in our products, and the expected performance thereof; statements regarding traffic from AI platforms and the engagement of job seekers from that channel; statements regarding our brand, marketing strategy and marketing efficiency, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors, including potential unfavorable changes in U.S. trade or other policies, such as U.S. tariff policies, and the potential negative economic consequences thereof; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, as well as our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, in each case, that we filed with the SEC, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this letter are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking Q3 2026 Shareholder Letter 12 statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q3 2026 Shareholder Letter 13

Conference Call Details We will host a conference call to discuss our financial results on Monday, November 9, 2026, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call.   Investors and analysts can participate in the conference call by dialing +1 (833) 461-5787 or +1 (585) 542-9983 for callers outside the United States, and using the conference ID 318567318. Q3 2026 Shareholder Letter 14

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) Q3 2026 Shareholder Letter 15

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q3 2026 Shareholder Letter 16

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) Q3 2026 Shareholder Letter 17

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) Q3 2026 Shareholder Letter 18

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q3 2026 Shareholder Letter 19

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any actively recruiting employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively recruiting, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before interest expense, gain on debt extinguishment, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA margin for Q4’26 or the full fiscal year 2026 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. Q3 2026 Shareholder Letter 20